 EXHIBIT 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

ENDRA Life Sciences Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1) (2)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share (3)	457(o)	862,500	$1.20	$940,125.00	0.00011020	$103.60
	Equity	Warrants (4)	457(g)	431,250	-		-
	Equity	Underwriter’s Warrants (4)	457(g)	60,375	-		-
	Equity	Shares of Common Stock, par value $0.0001 per share, issuable upon exercise of Warrants	457(o)	431,250	$1.40	$603,750.00	0.00011020	$66.53
	Equity	Shares of Common Stock, par value $0.0001 per share, issuable upon exercise of Underwriter’s Warrants	457(o)	60,375	$1.50	$90,562.50	0.00011020	$9.98
	Total Offering Amounts					$1,634,437.50		$180.12
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fees Due							$180.12

____________

(1)

Estimated solely for the purpose of calculating the registration fee pursuant Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Includes shares of common stock and warrants issuable upon exercise of the underwriter’s over-allotment option.

(2)

Pursuant to Rule 416(a) under the Securities Act, this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(3)

On March 30, 2023, the registrant paid $1,102.00 in connection with the Registration Statement on Form S-1 (File No. 333-271003) (the “Prior Registration Statement”) and, on April 18, 2023, the registrant paid an additional $20.74 relating to the total maximum offering price of $10,188,195. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the Prior Registration Statement is registered hereby. As a result, the Registrant is paying $180.12 in connection with this Registration Statement.

(4)	No fee pursuant to Rule 457(g) of the Securities Act.